Exhibit 10.12

AMENDMENT TO

OFFICE DEPOT, INC. EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

WHEREAS, Office Depot, Inc. previously adopted the Office Depot, Inc. Executive Change in Control Severance Plan, as initially effective August 1, 2014, and amended from time to time thereafter (the “Plan”);

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of June 30, 2020 (the “Merger Agreement”) by and among Office Depot, Inc., a Delaware corporation (“ODI”), Office Depot, LLC, a Delaware limited liability company (the “LLC”), The ODP Corporation (the “Company”), and ODP Investment, LLC, a Delaware limited liability company, ODI created a new holding company structure pursuant to Sections 251(g) and 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act by merging with and into the LLC (the “Merger”), with the LLC continuing as the surviving entity of such Merger as an indirect, wholly owned subsidiary of the Company;

WHEREAS, in connection with the Merger, the Board of Directors of the Company and the Board of Managers of the LLC approved the Assignment and Assumption Agreement dated as of June 30 2020 (the “Assignment Agreement”), pursuant to which the LLC assigned sponsorship of the Plan to the Company and the Company assumed sponsorship of the Plan from the LLC, effective as of the Merger Effective Time (within the meaning of the Merger Agreement);

WHEREAS, pursuant to the Assignment Agreement, the Plan was automatically amended as necessary to provide that references to ODI in the Plan shall be read to refer to the Company;

WHEREAS, pursuant to authorization of the Board of Directors of the Company, the undersigned desires to amend the Plan on behalf of the Company to reflect the transfer to and assumption by the Company of sponsorship of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of June 30, 2020:

1) The name of the Plan on the cover page is deleted in its entirety and the following is inserted in lieu thereof:

“THE ODP CORPORATION EXECUTIVE CHANGE IN CONTROL PLAN”

2)Section 2.11 of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

“2.11  ‘Corporation’ means The ODP Corporation, a Delaware corporation, or its successor or assignee (or both, or more than one of each or both).”

3)Section 2.27 of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

[Type here]

“2.27  ‘Plan’ means The ODP Corporation Executive Change in Control Severance Plan, as it may be amended from time to time, or any successor plan, program or arrangement thereto.”

4) In all respects not above amended, the Plan is hereby ratified and confirmed.

* * * * *

IN WITNESS WHEREOF, The ODP Corporation has caused this amendment to the Plan to be executed on its behalf by its duly authorized officer this ___ day of August, 2020.

THE ODP CORPORATION

By:	/s/ N. DAVID BLEISCH
Name:	N. David Bleisch
Title:	Chief Legal & Administrative Officer and Corporate Secretary